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                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the following Registration Statements previously filed by TETRA Technologies, Inc. of our report dated February 20, 2002, with respect to the consolidated financial statements and schedule of TETRA Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001:

     Form S-8 (No. 333-40509) 1996 Stock Option Plan for Non-Executive Employees
        and Consultants
     Form S-8 (No. 33-41337) 401(k) Retirement Plan
     Form S-8 (No. 33-35750) 1990 Stock Option Plan
     Form S-8 (No. 33-76804) 1993 Director Stock Option Plan
     Form S-8 (No. 33-76806) 1990 Stock Option Plan
     Form S-8 (No. 333-04284) 401(k) Retirement Plan
     Form S-8 (No. 333-09889) 1990 Stock Option Plan
     Form S-8 (No. 333-61988) 1990 Stock Option Plan, as amended, and TETRA
        Technologies, Inc. 1996 Stock Option Plan for Non-Executive Employees and Consultants
     Form S-8 (No. 333-84444) Non-Qualified Stock Option

Houston, Texas
March 26, 2002